EXHIBIT 4.4

                             CERTIFICATE OF TRUST

         The undersigned, the trustees of Comcast Cable Trust I desiring to form a business trust pursuant to Section 3810 of the Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

         (a) The name of the business trust being formed hereby (the "Trust") is "Comcast Cable Trust I".

         (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                           Puglisi Associates
                           850 Library Avenue
                           Suite 204
                           Newark, Delaware  19711

         (c) This Certificate of Trust shall be effective as of the date of filing.

Dated: October 30, 1998

                                           /s/ Donald J. Puglisi
                                       --------------------------------------
                                       Name:  Donald J. Puglisi
                                       Title: Trustee

                                           /s/ W. E. Dordelman
                                       --------------------------------------
                                       Name:  W. E. Dordelman
                                       Title: Trustee